EXHIBIT 23.2

Your Vision Our Focus

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Registration Statement (No. 333-258912) of 1606 Corp. (the “Company”) on Form S-1, Amendment No. 2, of our report dated August 18, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of 1606 Corp. as December 31, 2020 and 2019 and for the year ended December 31, 2020, and for the period from October 30, 2019 (inception) to December 31, 2019, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

December 17, 2021

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS